STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT dated as of October 18, 2005, between Bonds Financial, Inc., a Delaware Corporation (the "Corporation") and John Barry III and John Barry IV (each a "Subscriber" and together, the "Subscribers").

WITNESSETH:

WHEREAS, the authorized equity capital securities of the Corporation consists of 110,000,000 shares of Common Stock, with $0.0001 par value (the "Common Stock") of which 58,500,000 shares have been designated as "Series C-1 Common Stock";

WHEREAS, the Corporation desires to issue and sell to each of the Subscribers, and each of the Subscribers desire to subscribe to and accept from the Corporation, 2,750,000 shares of Series C-1 Common Stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the above, the parties hereby agree as follows:

1.1 The Corporation agrees to issue and sell to each of the Subscribers, and each of the Subscribers agrees to subscribe to and purchase from the Corporation, 2,750,000 with a purchase price of $0.090909 per share of Series C-1 Common Stock.

1.2 In consideration for the issuance of the Series C-1 Common Stock, simultaneously with the execution of this Subscription Agreement, each Subscriber shall execute and deliver to the Corporation a Line of Funding Agreement (the "Line of Funding Agreement") in substantially the form of **Exhibit A** attached hereto; providing for, among other things, the extension of up to an aggregate total of $250,000 by each Subscriber in cash in the amounts and as of the dates requested by the Corporation. In consideration for the provision of such consideration under the Line of Funding Agreements, the Corporation shall deliver to each Subscriber a certificate (the "Certificates") representing the 2,750,000 shares of Series C-1 Common Stock, such shares represented by the Certificate shall be duly authorized, validly issued, fully paid and nonassessable. The Certificates shall be properly legended to reflect that the shares of Series C-1 Common Stock represented by the Certificate are not registered under the Securities Act of 1933, as amended.

1.3 The Corporation represents and warrants that the Series C-1 Common Stock, when issued, will be duly authorized, validly issued and, fully paid and nonassessable.

1.4 Each Subscriber represents that the shares of Series C-1 Common Stock being acquired by such Subscriber are being acquired for his, her or its own account, for investment and not with a view to the distribution or resale thereof. The Subscriber understands that such shares have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws, by reason of their issuance in a transaction exempt form the registration requirements thereunder and may not be resold unless a subsequent disposition

thereof is registered thereunder (the Corporation being under no obligation to so register) or is exempt form registration thereunder.

1.5 Subscriber has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that he, she or it is capable of evaluating the merits and the risks of its investment in the Corporation and has the capacity to protect his, her or its own interests in making his, her or its investment in the Corporation. Subscriber understands that the Corporation has a limited financial or operating history, the Series C-1 Common Stock are a speculative investment which involve a high degree of financial risk, and there is no assurance of any economic, income or tax benefit from such investment. Subscriber can afford to bear the economic risks of his, her or its investment in the Corporation for an indefinite period and can afford to suffer a complete loss of his, her or its investment in the Series C-1 Common Stock. Such Subscriber is not relying on any representation, warranty or other statement contained in the Corporation's business plan, the executive summary or any other document or material provided to such Subscriber (other than those representations and warranties made explicitly herein) or any oral or written projection made by the Corporation or its officers, directors, employees, agents or affiliates.

1.6 As evidence of the restriction on transfer, the following legend (or a substantially similar legend) will be placed on the certificate or certificates evidencing such shares of Series C-1 Common Stock:

> "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HERE-OF BY THAT IT HAS ACQUIRED SUCH SHARES FOR IN-VESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

The Corporation may give appropriate stop-transfer instructions to any transfer agent for the shares of Series C-1 Common Stock.

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IN WITNESS WHEREOF, the parties have executed and delivered this Subscription Agreement as of the date first above written.

BONDS FINANCIAL, INC.

By: ______________________
Name: John Barry IV
Title: President

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John Barry III

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John Barry IV

2506.01